EXHIBIT 11
                                                                     Page 1 of 2

                                 KAYE GROUP INC
                         Earnings Per Share Calculation
             For the Three Months and Six Months Ended June 30, 1998



                                      Three months     Six months
                                         ended           ended
                                    June. 30, 1998   June. 30, 1998
                                    ==============   ==============

Net Income                           $ 1,734,000     $ 2,705,000(1)





I.  Weighted Average Shares:           8,474,000       8,474,000(2)
                                     ===========     ===========





II. Basic EPS                             0.2046          0.3192(1)/(2)
                                     ===========     ===========




III. Diluted EPS

         Weighted Average Shares       8,474,000       8,474,000(2)
         Dilution                        121,319         120,737(3)
                                     -----------     -----------
                                       8,595,319       8,594,737(4)
                                     ===========     ===========





        Diluted EPS                       0.2017          0.3147(1)/(4)
                                     ===========     ===========

                                                                      EXHIBIT 11
                                                                     Page 2 of 2

                                 KAYE GROUP INC
                         Earnings Per Share Calculation
             For the Three Months and Six Months Ended June 30, 1998


IV.    Outstanding at June 30, 1998

                                                                                            Weighted
                                     Units      Price/Share        Proceeds                  Average           Proceeds
                                 ============   ===========     =============                =======         ===========
       A.  Options (8/17/93)          75,750     $  10.000      $     757,500
           Options (1/24/94            5,000        10.910             54,550
           Options (2/3/94)              500        11.625              5,813
           Options (9/13/95)          15,000         7.880            118,200
           Options (10/20/95)         40,500         8.430            341,415
           Options (5/15/96)          10,000         7.060             70,600
           Options (12/27/96)         15,000         5.000             75,000                  15,000             75,000
           Options (2/1/97)           35,000         5.000            175,000                  35,000            175,000
           Options (2/25/97)         178,650         5.060            903,969                 178,650            903,969
           Options (4/15/97)         200,000         5.000          1,000,000                 200,000          1,000,000
           Options (7/1/97)           10,000         4.970             49,700                  10,000             49,700
           Options (10/31/97)         15,000         8.030            120,450
           Options (12/31/97)          5,000         6.640             33,200                   5,000             33,200
                                 -----------                    -------------               ---------         ----------
                                     605,400                    $   3,705,397                 443,650(5)       2,236,869(6)
                                 ===========                    =============               =========         ==========

           Dilutive Shares           443,650(5)                     2,236,869(6)
                                 ===========                    =============

V.     Average market value/share

                    Average             Average                 Average             Close on
                     High                 Low                    Close              last day
                  ============      =================       ================     ================
       Jan            6.578                  6.459                  6.538
       Feb            7.153                  7.023                  7.013
       Mar            7.224                  7.162                  7.193                7.500
                                                            -------------
                                 Hash total 3 mths                 20.744
                                                            =============

       April          7.413                  7.181                  7.272
       May            7.225                  6.869                  6.887
       June           6.869                  6.636                  6.660                6.500
                                                            -------------
                                 Hash total 3 mths                 20.819
                                                            =============

                                 Hash total 6 mths                 41.563
                                                            =============

                                                            /           3
       Average price per share three mths                           6.940
                                                            =============

                                                            /           6
                                                            -------------
       Average price per share six mths                             6.927
                                                            =============


VII.   Diluted

                                                                    Six Months           Three Months
                                                                 -----------------     ----------------
             Total Proceeds from exercise                        $     2,236,869(6)    $   2,236,869(6)
             Divided by average price                                      6.927               6.940

             Repurchase shares of                                        322,913             322,331

             Shares issued (options)                                     443,650             443,650(5)
                                                                 ---------------       -------------
             Dilution - Shares                                           120,737             121,319(3)
                                                                 ===============       =============